Exhibit 99.1

LIONSGATE REPORTS RESULTS FOR THIRD QUARTER FISCAL 2019

Revenue is $933.2 Million; Fully Diluted Earnings Per Share is $0.10

Adjusted Diluted EPS is $0.35 and Adjusted OIBDA is $171.4 Million

Starz Reports 25.1 Million Overall Domestic Subscribers in the Quarter, Up 1.1 Million Year Over Year and Driven by Strong OTT Subscriber Growth

Free Cash Flow is $273.7 Million

SANTA MONICA, CA, and VANCOUVER, BC, February 7, 2019 - Global content leader Lionsgate (NYSE: LGF.A, LGF.B) today reported revenue of $933.2 million and net income attributable to Lionsgate shareholders of $22.9 million, or fully diluted earnings per share of $0.10, on 220.8 million diluted weighted average common shares outstanding for the quarter ended December 31, 2018.

Adjusted net income attributable to Lionsgate shareholders was $78.2 million, or adjusted diluted earnings per share of $0.35, operating income was $86.8 million, and adjusted OIBDA was $171.4 million.

The Company generated $273.7 million in free cash flow during the quarter driven by working capital improvements.

Starz had a strong revenue and subscriber quarter, ending the quarter with 25.1 million overall domestic subscribers, which was consistent sequentially and up 1.1 million subscribers from the prior year quarter. Starz achieved strong over-the-top (OTT) subscriber growth for the sequential quarter as well as year-over-year.

“We’re pleased to report a strong quarter with significant free cash flow and continued revenue and subscriber growth at Starz,” said Lionsgate Chief Executive Officer Jon Feltheimer. “As we refill our feature film and television pipelines at a robust pace and take our integration of Lionsgate and Starz to the next level, all signs are pointing to strong growth in the year ahead.”
Segment Results
Media Networks segment revenues increased to $366.8 million due to strong OTT subscriber growth. Segment profits increased 9.6% to $134.1 million from the prior year quarter. Overall domestic subscribers were sequentially consistent in the quarter at 25.1 million and up 1.1 million year over year.

Motion Picture segment revenues were $362.6 million. Segment profits decreased by 19.9% to $43.5 million, reflecting underperformance of certain titles in Fiscal 2019 compared to the outperformance of Wonder in the prior year quarter.

Television Production segment revenues were $216.5 million in the quarter. Segment profits were $21.2 million compared to $27.8 million in the prior year quarter, driven in part by timing of certain episodic deliveries which moved out of Fiscal 2019.

Lionsgate senior management will hold its analyst and investor conference call to discuss its fiscal 2019 third quarter results at 5:00 PM ET/2:00 PM PT this afternoon, February 7th. Interested parties may listen to the live webcast by visiting the events page on the Lionsgate corporate website or via https://services.choruscall.com/links/lgf190207dlPd8PVQ.html. A full replay will become available later this afternoon by clicking the same link.

ABOUT LIONSGATE
The first major new studio in decades, Lionsgate is a global content platform whose films, television series, digital products and linear and over-the-top platforms reach next generation audiences around the world.  In addition to its filmed entertainment leadership, Lionsgate content drives a growing presence in interactive and location-based entertainment, gaming, virtual reality and other new entertainment technologies.  Lionsgate’s content initiatives are backed by a nearly 17,000-title film and television library and delivered through a global licensing infrastructure.  The Lionsgate brand is synonymous with original, daring and ground-breaking content created with special emphasis on the evolving patterns and diverse composition of the Company’s worldwide consumer base.
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For further information, investors should contact:
James Marsh
310-255-3651
jmarsh@lionsgate.com

For media inquiries, please contact:
Peter Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; other trends affecting the entertainment industry; and the other risk factors as set forth in Lionsgate’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 7, 2019.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Additional Information Available on Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Company’s recent Quarterly Report on Form 10-Q, which will be posted on the Company’s website at http://investors.lionsgate.com/financial-reports/sec-filings, when filed with the Securities and Exchange Commission.  Trending schedules containing certain financial information will also be available at http://investors.lionsgate.com/financial-reports/quarterly-results/2019.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018	March 31, 2018
	(Unaudited, amounts in millions)
ASSETS
Cash and cash equivalents	$106.2	$378.1
Accounts receivable, net	833.1	946.0
Program rights	247.0	253.2
Other current assets	227.7	195.8
Total current assets	1,414.0	1,773.1
Investment in films and television programs and program rights, net	1,670.0	1,692.0
Property and equipment, net	153.4	161.7
Investments	122.6	164.9
Intangible assets	1,900.0	1,937.7
Goodwill	2,833.5	2,740.8
Other assets	453.6	458.6
Deferred tax assets	33.2	38.8
Total assets	$8,580.3	$8,967.6
LIABILITIES
Accounts payable and accrued liabilities	$432.5	$447.7
Participations and residuals	499.6	504.5
Film obligations and production loans	441.2	327.9
Debt - short term portion	44.4	79.1
Dissenting shareholders' liability	—	869.3
Deferred revenue	173.0	183.9
Total current liabilities	1,590.7	2,412.4
Debt	2,967.9	2,478.3
Participations and residuals	458.1	438.3
Film obligations and production loans	148.5	171.3
Other liabilities	83.7	46.4
Deferred revenue	70.0	70.3
Deferred tax liabilities	46.8	91.9
Redeemable noncontrolling interest	144.3	101.8
Commitments and contingencies
EQUITY
Class A voting common shares, no par value, 500.0 shares authorized, 82.5 shares issued (March 31, 2018 - 81.8 shares issued)	647.9	628.7
Class B non-voting common shares, no par value, 500.0 shares authorized, 132.9 shares issued (March 31, 2018 - 129.3 shares issued)	2,117.5	2,020.3
Retained earnings	346.0	516.6
Accumulated other comprehensive loss	(44.4)	(9.7)
Total Lions Gate Entertainment Corp. shareholders' equity	3,067.0	3,155.9
Noncontrolling interests	3.3	1.0
Total equity	3,070.3	3,156.9
Total liabilities and equity	$8,580.3	$8,967.6

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Revenues	$933.2	$1,142.7	$2,766.9	$3,088.8
Expenses
Direct operating	502.0	650.1	1,495.2	1,726.6
Distribution and marketing	176.9	237.1	608.3	669.7
General and administration	110.0	114.2	335.2	337.4
Depreciation and amortization	41.0	39.7	122.1	119.0
Restructuring and other	16.5	21.4	42.1	35.8
Total expenses	846.4	1,062.5	2,602.9	2,888.5
Operating income	86.8	80.2	164.0	200.3
Interest expense
Interest expense	(42.7)	(31.9)	(116.9)	(105.7)
Interest on dissenting shareholders' liability	(2.6)	(14.4)	(35.3)	(41.6)
Total interest expense	(45.3)	(46.3)	(152.2)	(147.3)
Shareholder litigation settlements	—	—	(114.1)	—
Interest and other income	2.9	2.2	9.0	7.7
Other expense	(1.8)	—	(1.8)	—
Loss on extinguishment of debt	—	(6.2)	—	(24.2)
Gain (loss) on investments	(6.2)	(29.2)	(43.2)	171.8
Equity interests loss	(11.0)	(13.8)	(28.8)	(34.8)
Income (loss) before income taxes	25.4	(13.1)	(167.1)	173.5
Income tax benefit (provision)	(5.3)	204.2	26.6	205.0
Net income (loss)	20.1	191.1	(140.5)	378.5
Less: Net loss attributable to noncontrolling interests	2.8	1.9	11.5	3.8
Net income (loss) attributable to Lions Gate Entertainment Corp. shareholders	$22.9	$193.0	$(129.0)	$382.3

Per share information attributable to Lions Gate Entertainment Corp. shareholders:
Basic net income (loss) per common share	$0.11	$0.92	$(0.61)	$1.84
Diluted net income (loss) per common share	$0.10	$0.87	$(0.61)	$1.74

Weighted average number of common shares outstanding:
Basic	214.2	208.8	213.2	207.8
Diluted	220.8	221.6	213.2	219.7

Dividends declared per common share	$—	$—	$0.18	$—

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating Activities:
Net income (loss)	$20.1	$191.1	$(140.5)	$378.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41.0	39.7	122.1	119.0
Amortization of films and television programs and program rights	382.1	468.2	1,105.3	1,232.8
Interest on dissenting shareholders' liability	(104.6)	14.4	(72.0)	41.6
Amortization of debt discount and financing costs	3.1	3.6	9.0	11.0
Non-cash share-based compensation	13.6	27.1	43.7	74.5
Other non-cash items	8.4	1.8	20.5	5.7
Shareholder litigation settlements	(114.1)	—	—	—
Distributions from equity method investee	1.8	—	1.8	—
Loss on extinguishment of debt	—	6.2	—	24.2
Equity interests loss	11.0	13.8	28.8	34.8
Loss (gain) on investments	6.2	29.2	43.2	(171.8)
Deferred income taxes (benefit)	4.6	(205.5)	(36.3)	(189.3)
Changes in operating assets and liabilities:
Accounts receivable, net and other assets	135.6	(83.1)	308.5	48.6
Investment in films and television programs and program rights, net	(376.4)	(407.3)	(1,073.5)	(1,088.0)
Accounts payable and accrued liabilities	(1.5)	(22.6)	(66.8)	(220.4)
Participations and residuals	7.0	17.4	(17.1)	38.3
Film obligations	2.1	(20.3)	(10.3)	5.3
Deferred revenue	(54.2)	(41.0)	(10.7)	24.5
Net Cash Flows Provided By (Used In) Operating Activities	(14.2)	32.7	255.7	369.3
Investing Activities:
Proceeds from the sale of equity method investee, net of transaction costs	—	—	—	393.7
Investment in equity method investees	(17.6)	(18.3)	(39.6)	(47.6)
Business acquisitions, net of cash acquired	—	(1.8)	(77.3)	(1.8)
Capital expenditures	(7.3)	(7.1)	(28.9)	(28.4)
Net Cash Flows Provided By (Used In) Investing Activities	(24.9)	(27.2)	(145.8)	315.9
Financing Activities:
Debt - borrowings	840.0	46.6	2,909.5	161.6
Debt - repayments	(324.0)	(174.2)	(2,468.8)	(992.1)
Production loans - borrowings	92.4	129.9	246.9	299.5
Production loans - repayments	(18.5)	(15.6)	(208.2)	(267.2)
Payment of dissenter liability accrued at acquisition	(797.3)	—	(797.3)	—
Dividends paid	(19.2)	—	(57.4)	—
Distributions to noncontrolling interest	(0.8)	(1.4)	(2.3)	(6.0)
Exercise of stock options	2.4	9.2	4.2	31.6
Tax withholding required on equity awards	(2.9)	(8.5)	(6.9)	(17.0)
Net Cash Flows Used In Financing Activities	(227.9)	(14.0)	(380.3)	(789.6)
Net Change In Cash, Cash Equivalents and Restricted Cash	(267.0)	(8.5)	(270.4)	(104.4)
Foreign Exchange Effects on Cash, Cash Equivalents and Restricted Cash	0.9	(0.7)	(1.5)	(3.6)
Cash, Cash Equivalents and Restricted Cash - Beginning Of Period	372.3	225.9	378.1	324.7
Cash and Cash Equivalents - End Of Period	$106.2	$216.7	$106.2	$216.7

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION

The Company has three reportable business segments: (1) Motion Picture, (2) Television Production and (3) Media Networks.

Segment Reorganization. During the quarter ended June 30, 2018, the Company reorganized its operational reporting of the Television Production segment to include the production and licensing to Starz Networks of Starz original series (previously produced by and included in the Media Networks segment) and the ancillary market distribution of Starz original productions and licensed product (also previously included in the Media Networks segment). This reorganization aligns the segment presentation of the Starz original product to be consistent with the Company's other television productions included in the Television Production segment. This alignment of operational reporting and business operations will allow our chief operating decision maker to review all of the Company's television production related activity in a consistent manner, and as part of one segment (i.e., the Television Production segment). The changes resulting from the segment reorganization are as follows: (i) the Television Production segment includes licensing revenues from the licensing of Starz original series productions to Starz Networks which are eliminated in consolidation as intersegment transactions; and (ii) the Television Production segment now includes the associated ancillary market distribution of Starz original productions and licensed product that were previously included in Content and Other within the Media Networks segment. As a result of the segment reorganization, the Company has presented prior period segment data in a manner that conforms to the current period presentation.
Motion Picture. Motion Picture consists of the development and production of feature films, acquisition of North American and worldwide distribution rights, North American theatrical, home entertainment and television distribution of feature films produced and acquired, and worldwide licensing of distribution rights to feature films produced and acquired.
Television Production. Television Production consists of the development, production and worldwide distribution of television productions including television series, television movies and mini-series, and non-fiction programming. As described under the Segment Reorganization section above, as of April 1, 2018, Television Production now includes the licensing of Starz original series productions to Starz Networks and the ancillary market distribution of Starz original productions and licensed product. Additionally, the results of operations of 3 Arts Entertainment is included in the Television Production segment from the acquisition date of May 29, 2018.
Media Networks. Media Networks consists of (i) Starz Networks, which includes the licensing of premium subscription video programming to Distributors, and on a direct-to-consumer basis and (ii) Streaming Services, which represents the Lionsgate legacy start-up direct to consumer streaming services on its SVOD platforms.
In the ordinary course of business, the Company's reportable segments enter into transactions with one another. The most common types of intersegment transactions include licensing motion pictures or television programming (including Starz original productions) from the Motion Picture and Television Production segments to the Media Networks segment. While intersegment transactions are treated like third-party transactions to determine segment performance, the revenues (and corresponding expenses, assets, or liabilities recognized by the segment that is the counterparty to the transaction) are eliminated in consolidation and, therefore, do not affect consolidated results.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)

Segment information by business unit is presented in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Segment revenues
Motion Picture	$362.6	$539.1	$1,106.9	$1,397.0
Television Production	216.5	266.2	648.1	738.7
Media Networks	366.8	353.5	1,099.0	1,057.8
Intersegment eliminations	(12.7)	(16.1)	(87.1)	(104.7)
	$933.2	$1,142.7	$2,766.9	$3,088.8
Gross contribution
Motion Picture	$69.2	$82.1	$186.3	$230.9
Television Production	32.6	36.4	79.4	117.8
Media Networks	157.2	147.8	418.7	390.0
Intersegment eliminations	(1.2)	0.5	(3.4)	(8.0)
	$257.8	$266.8	$681.0	$730.7
Segment general and administration
Motion Picture	$25.7	$27.8	$78.6	$81.1
Television Production	11.4	8.6	32.9	28.3
Media Networks	23.1	25.4	73.3	75.5
	$60.2	$61.8	$184.8	$184.9
Segment profit
Motion Picture	$43.5	$54.3	$107.7	$149.8
Television Production	21.2	27.8	46.5	89.5
Media Networks	134.1	122.4	345.4	314.5
Intersegment eliminations	(1.2)	0.5	(3.4)	(8.0)
Total segment profit	$197.6	$205.0	$496.2	$545.8
Corporate general and administrative expenses	(26.2)	(27.4)	(79.2)	(78.1)
Adjusted OIBDA(1)	$171.4	$177.6	$417.0	$467.7
_______________

(1)	See "Use of Non-GAAP Financial Measures" for the definition of Adjusted OIBDA and reconciliation to the most directly comparable GAAP financial measure.

LIONS GATE ENTERTAINMENT CORP.

SEGMENT INFORMATION (Continued)
The following table sets forth revenues and segment profit by product line for the Media Networks segment for the three and nine months ended December 31, 2018 and 2017:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Media Networks Revenue:
Starz Networks	$362.1	$351.8	$1,087.0	$1,053.7
Streaming Services	4.7	1.7	12.0	4.1
	$366.8	$353.5	$1,099.0	$1,057.8
Media Networks Segment Profit:
Starz Networks	$135.5	$134.3	$354.9	$345.6
Streaming Services	(1.4)	(11.9)	(9.5)	(31.1)
	$134.1	$122.4	$345.4	$314.5

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES

This earnings release presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the "Company," "we," "us" or "our") that are not all financial measures defined by generally accepted accounting principles ("GAAP"). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before adjusted depreciation and amortization ("OIBDA"), adjusted for adjusted share-based compensation ("adjusted SBC"), purchase accounting and related adjustments, restructuring and other costs.

•
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for "purchase accounting and related adjustments", described below.

•
Adjusted share-based compensation represents share-based compensation excluding the following items, when applicable: (i) immediately vested stock awards granted as part of the Company’s annual bonus program issued in lieu of cash bonuses (which are, when granted, included in segment or corporate general and administrative expense), and (ii) the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted OIBDA is calculated similar to how the Company defines segment profit and manages and evaluates its segment operations. Segment profit also excludes corporate general and administrative expense.

Free Cash Flow: Free cash flow is defined as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus shareholder litigation settlement charges and interest paid. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its free cash flow when the payments are actually made. The adjustment for shareholder litigation settlement and interest charges paid is to exclude the non-recurring, one-time payment included in cash flows from operating activities that is associated with litigation matters arising from the Starz merger.

Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders: Adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders is defined as net income (loss) attributable to Lions Gate Entertainment Corp. shareholders, adjusted for share-based compensation, purchase accounting and related adjustments, restructuring and other items, loss on extinguishment of debt, and unusual gains or losses, net of the tax effect of the adjustments at the applicable blended statutory rate and net of the impact of the adjustments on non-controlling interest.

Adjusted Basic and Diluted EPS: Adjusted basic earnings (loss) per share is defined as adjusted net income (loss) attributable to Lions Gate Entertainment Corp. shareholders divided by the weighted average shares outstanding. Diluted EPS is similar to basic EPS but is adjusted for the effects of securities that are diluted based on the level of adjusted net income (loss), similar to GAAP.

LIONS GATE ENTERTAINMENT CORP.
USE OF NON-GAAP FINANCIAL MEASURES (Continued)

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items. Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases. Adjusted Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders and Adjusted EPS are considered important measures of the Company’s business operations as, similar to Adjusted OIBDA, these measures eliminate amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income, cash flow, net income (loss), or earnings (loss) per share as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF OPERATING INCOME
TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income to the non-GAAP measure, Adjusted OIBDA:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Operating income	$86.8	$80.2	$164.0	$200.3
Adjusted depreciation and amortization(1)	10.1	9.8	30.4	29.2
Restructuring and other(2)	16.5	21.4	42.1	35.8
Adjusted share-based compensation expense(3)	11.1	24.2	41.3	71.6
Purchase accounting and related adjustments(4)	46.9	42.0	139.2	130.8
Adjusted OIBDA	$171.4	$177.6	$417.0	$467.7
___________________

(1)
Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Depreciation and amortization	$41.0	$39.7	$122.1	$119.0
Less: Amount included in purchase accounting and related adjustments	(30.9)	(29.9)	(91.7)	(89.8)
Adjusted depreciation and amortization	$10.1	$9.8	$30.4	$29.2

(2)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Restructuring and other:
Severance(a)
Cash	$13.3	$9.1	$17.0	$10.1
Accelerated vesting on equity awards	2.4	2.9	2.4	2.9
Total severance costs	15.7	12.0	$19.4	$13.0
Transaction and related costs(b)	0.8	1.0	22.7	14.4
Development expense(c)	—	8.4	—	8.4
	$16.5	$21.4	$42.1	$35.8
_______________________

(a)
Severance costs in the three and nine months ended December 31, 2018 and 2017 were primarily related to restructuring activities in connection with recent acquisitions, and other cost-saving initiatives.

(b)
Transaction and related costs in the three and nine months ended December 31, 2018 and 2017 reflect transaction, integration and legal costs associated with certain strategic transactions and legal matters. In the three and nine months ended December 31, 2018, these costs were primarily related to the legal fees associated with the Starz class action lawsuits and other matters and, to a lesser extent, costs related to the acquisition of 3 Arts Entertainment and other strategic transactions. In the three and nine months ended December 31, 2017, these costs were primarily related to the sale of EPIX, the legal fees associated with the Starz class action lawsuits and other matters, and the integration of Starz.

(c)
Development expense in the three and nine months ended December 31, 2017 represents write-downs resulting from the restructuring of the Motion Picture business in connection with the acquisition of Good Universe and new management's decisions around the creative direction on certain development projects which were abandoned in the three months ended December 31, 2017.

(3)
Adjusted share-based compensation represents share-based compensation excluding amounts related to immediately vested stock awards granted as part of the Company's annual bonus program (which are, when granted, included in segment and corporate general and administrative expense) and excludes share-based compensation included in restructuring and other. The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Total share-based compensation expense	$13.5	$27.1	$43.7	$74.5
Less: Amount included in restructuring and other(a)	(2.4)	(2.9)	(2.4)	(2.9)
Adjusted share-based compensation	$11.1	$24.2	$41.3	$71.6

(a)
Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

(4)
Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Purchase accounting and related adjustments:
Direct operating	$2.9	$10.4	$16.5	$36.5
General and administrative expense	13.1	1.7	31.0	4.5
Depreciation and amortization	30.9	29.9	91.7	89.8
	$46.9	$42.0	$139.2	$130.8

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS TO ADJUSTED NET INCOME ATTRIBUTABLE TO LIONS GATE ENTERTAINMENT CORP. SHAREHOLDERS, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions, except per share amounts)
Reported Net Income (Loss) Attributable to Lions Gate Entertainment Corp. Shareholders	$22.9	$193.0	$(129.0)	$382.3
Adjusted share-based compensation expense(1)	11.1	24.2	41.3	71.6
Restructuring and other	16.5	21.4	42.1	35.8
Purchase accounting and related adjustments(2)	46.5	41.5	138.2	129.3
Shareholder litigation settlements(3)	—	—	114.1	—
Loss on extinguishment of debt	—	6.2	—	24.2
Loss (gain) on investments(4)	6.2	29.2	43.2	(171.8)
Tax impact of above items(5)	(17.4)	(41.6)	(63.2)	(23.1)
Impact of corporate tax rate change on net deferred tax liabilities(6)	—	(165.0)	—	(165.0)
Noncontrolling interest impact of above items	(7.6)	(2.0)	(19.7)	(6.4)
Adjusted Net Income Attributable to Lions Gate Entertainment Corp. Shareholders	$78.2	$106.9	$167.0	$276.9

Reported Basic EPS	$0.11	$0.92	$(0.61)	$1.84
Impact of adjustments on basic earnings per share	0.26	(0.41)	1.39	(0.51)
Adjusted Basic EPS	$0.37	$0.51	$0.78	$1.33

Reported Diluted EPS	$0.10	$0.87	$(0.61)	$1.74
Impact of adjustments on diluted earnings per share	0.25	(0.39)	1.37	(0.48)
Adjusted Diluted EPS(7)	$0.35	$0.48	$0.76	$1.26

Adjusted weighted average number of common shares outstanding:
Basic	214.2	208.8	213.2	207.8
Diluted	220.8	221.6	221.1	219.7
_________________________

(1)
Represents share-based compensation expense excluding, when applicable, amounts attributable to immediately vested bonus awards (which are, when granted, included in segment and corporate general and administrative expense) and excluding amounts related to severance awards included in restructuring and other. See the table under footnote (3) to the reconciliation of operating income to Adjusted OIBDA for a reconciliation of share-based compensation expense to adjusted share-based compensation expense.

(2)	Represents the amounts included in Adjusted OIBDA net of interest income on the amortization of non-cash fair value adjustments to capital lease obligations acquired in the acquisition of Starz.

(3)
Shareholder litigation settlements of $114.1 million in the nine months ended December 31, 2018 includes the following: (i) $54.8 million for the net expense recorded for the settlement of the Fiduciary Litigation (representing the settlement amount of $92.5 million, net of aggregate insurance reimbursement of $37.8 million and (ii) $59.3 million related to the Appraisal Litigation, representing the amount by which the settlement amount of approximately $964 million exceeds the previously accrued dissenting shareholders' liability including interest through the date agreed in the settlement.
The Fiduciary Litigation means the seven putative class action complaints that were filed between July 19, 2016 and August 30, 2016 by purported Starz stockholders in the Court of Chancery of the State of Delaware consolidated into In re Starz Stockholder Litigation, Consolidated C.A. No. 12584-VCG. As disclosed in the Company's Current Report on Form 8-K filed on August 24, 2018, on August 22, 2018, the parties to the Fiduciary Litigation reached an agreement in principle providing for the settlement of the Fiduciary Litigation on the terms and conditions set forth in an executed term sheet.
The Appraisal Litigation means the five verified petitions for appraisal (representing approximately 22.5 million shares of Starz Series A common stock) filed between December 8, 2016 and March 16, 2017 by purported Starz stockholders in the Court of Chancery of the State of Delaware, which were consolidated into In re Starz Appraisal, Consolidated C.A. No. 12968-VCG.

(4)
In the three and nine months ended December 31, 2018, amounts represent other-than-temporary impairments on our investments, and the unrealized losses recorded for the change in fair value of our available-for-sale equity securities measured at fair value. In the three and nine months ended December 31, 2017, amounts represent other-than-temporary impairments on our investments, and the nine months ended December 31, 2017 also includes the gain recorded in connection with the May 11, 2017 sale of our 31.15% equity interest in EPIX.

(5)	Represents the tax impact of the adjustments to net income attributable to Lions Gate Entertainment Corp. shareholders, calculated using the blended statutory tax rate applicable to each adjustment.

(6)
Represents a deferred tax benefit resulting from the impact of the change in the U.S. federal corporate income tax rate from 35% to 21% under the Tax Cuts and Jobs Act on our net deferred tax liabilities.

(7)
For the three and nine months ended December 31, 2017, adjusted diluted net income attributable to Lions Gate Entertainment Corp. shareholders for diluted EPS includes the add-back of interest expense on the convertible notes, net of tax assuming conversion of the notes at the beginning of the period presented.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
TO FREE CASH FLOW

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(Unaudited, amounts in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$(14.2)	$32.7	$255.7	$369.3
Capital expenditures	(7.3)	(7.1)	(28.9)	(28.4)
Net borrowings under and (repayment) of production loans	73.9	114.3	38.7	32.3
Shareholder litigation settlement charges and interest	221.3	—	221.3	—
Free Cash Flow, as defined(2)	$273.7	$139.9	$486.8	$373.2

________________

(1)
Cash flows used in operating activities for the three and nine months ended December 31, 2018 includes the net proceeds of approximately $131.1 million from the monetization of trade accounts receivable (see Note 18 to the unaudited condensed consolidated financial statements in the Form 10-Q for the three months ended December 31, 2018).

(2)
Free cash flow amounts for the nine months ended December 31, 2017 have been adjusted to reflect the adoption of a new accounting standard in the first quarter of fiscal 2019, which requires restricted cash to be reported as part of cash and cash equivalents in the statement of cash flows, and therefore the change in restricted cash is no longer reported as an activity in the statement of cash flows. As a result of adopting this standard, cash provided by operating activities and therefore free cash flow was reduced by $2.8 million for the nine months ended December 31, 2017.